Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

AIG

175 Water Street

New York, NY 10038

www.aig.com

Contacts:

Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com

Jennifer Hendricks Sullivan (Media): 212-770-3141; jennifer.sullivan@aig.com

AIG ANNOUNCES EARLY PARTICIPATION RESULTS OF ITS TENDER OFFER

NEW YORK, March 31, 2015 – American International Group, Inc. (NYSE: AIG) today announced the results as of the early participation date of its previously announced cash tender offer for the notes and debentures issued or guaranteed by AIG listed in the table below. As previously announced, the early participation date for the tender offer was 5:00 p.m., New York City time, on March 30, 2015. The complete terms of the tender offer are set forth in the offer to purchase dated March 17, 2015 and the related letter of transmittal. The expiration date of the tender offer is 11:59 p.m., New York City time, on April 13, 2015, unless extended. The payment date for this tender offer will be promptly following its expiration and is expected to be on or about April 15, 2015.

The tender offer was oversubscribed. Assuming no notes or debentures are validly tendered after the early participation date, we intend to accept all notes and debentures validly tendered of acceptance priority levels 1 through 6. Validly tendered debentures of acceptance priority level 7 will be accepted subject to proration. No notes or debentures of acceptance priority levels 8 through 17 will be accepted.

The “Reference Yields” will be determined (i) with respect to each series of notes or debentures denominated in Dollars as of 10:00 a.m., New York City time, today and (ii) with respect to each series of securities denominated in Sterling or Euro at 3:00 p.m., London time, today.

AIG has retained Barclays Bank PLC, Barclays Capital Inc., BofA Merrill Lynch, Goldman, Sachs & Co. and Goldman Sachs International as the Joint Lead Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Depositary. For additional information regarding the terms of the tender offers, please contact: Barclays Bank PLC at +44 (0) 207 773 8990 (international); Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); BofA Merrill Lynch at +44 (0) 20 7995 2929 (international), (888) 292-0070 (toll-free) or (980) 387-3907 (collect); Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-5183 (collect); or Goldman Sachs International at +44 (0) 207 774 9862 (international). Requests for documents and questions regarding the tendering of Securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001-212-430-3774 (international), by email at aig@gbsc-usa.com or to the Joint Lead Dealer Managers at their respective telephone numbers.

FOR IMMEDIATE RELEASE

This news release does not constitute an offer or an invitation by AIG to participate in the tender offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Certain statements in this press release, including those describing the completion of the tender offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading global insurance organization serving customers in more than 100 countries and jurisdictions. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance | LinkedIn: http://www.linkedin.com/company/aig

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

FOR IMMEDIATE RELEASE

Title of Security	Issuer	Security Identifier	Principal Amount Outstanding (millions)	Acceptance Priority Levels	Principal Amount Tendered (millions)	Percent of Amount Outstanding Tendered
8.175% Series A-6 Junior Subordinated Debentures	AIG	CUSIP: 026874BS5 026874BR7 (144A) U02687BW7 (Reg. S) ISIN: US026874BS54 US026874BR71 (144A) USU02687BW75 (Reg. S)	USD 1,195.5	1	USD 587.9	49.2%
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	AIG Life Holdings, Inc.†	CUSIP: 00138GAB5 ISIN: US00138GAB59	USD 136.2	2	USD 57.3	42.1%
8.625% Series A-8 Junior Subordinated Debentures	AIG	ISIN: XS0365317113 (144A) XS0365314284 (Reg. S)	GBP 65.7	3	GBP 60.1	91.5%
8 1⁄2% Junior Subordinated Debentures due 2030	AIG Life Holdings, Inc.†	CUSIP: 00138GAA7 ISIN: US00138GAA76	USD 155.4	4	USD 38.9	25.0%
8.000% Series A-7 Junior Subordinated Debentures	AIG	ISIN: XS0365324838 (144A) XS0365323608 (Reg. S)	EUR 43.8	5	EUR 30.3	69.1%
8 1⁄8% Junior Subordinated Deferrable Interest Debentures, Series B	AIG Life Holdings, Inc.†	CUSIP: 00138GAC3 ISIN: US00138GAC33	USD 244.6	6	USD 17.4	7.1%
6.25% Series A-1 Junior Subordinated Debentures	AIG	CUSIP: 026874BE6 ISIN: US026874BE68	USD 496.2	7	USD 350.8	70.7%
5.75% Series A-2 Junior Subordinated Debentures	AIG	ISIN: XS0291641420 CUSIP: 026874BF3	GBP 161.7	8	GBP 125.1	77.4%
8 1⁄8% Debentures Due April 28, 2023	SunAmerica Inc.*	CUSIP: 866930AB6 ISIN: US866930AB63	USD 86.4	9	USD 15.2	17.6%
6.765% Sterling Notes Due November 15, 2017	AIG	ISIN:XS0827565663 XS0702072900 (144A) XS0702072819 (Reg. S)	GBP 281.4	10	GBP 199.0	70.7%
6.797% Euro Notes Due November 15, 2017	AIG	ISIN: XS0827566711 XS0702072140 (144A) XS0702071928 (Reg. S)	EUR 61.8	11	EUR 15.2	24.6%
6 5⁄8% Notes Due 2029	AIG Life Holdings, Inc.†	CUSIP: 026351AZ9 ISIN: US026351AZ90	USD 150.0	12	USD 25.9	17.3%
5.60% Debentures Due July 31, 2097	SunAmerica Inc.*	CUSIP: 866930AG5 ISIN: US866930AG50	USD 20.3	13	USD 1.8	8.7%
7 1⁄2% Notes Due 2025	AIG Life Holdings, Inc.†	CUSIP: 026351AU0 ISIN: US026351AU04	USD 135.5	14	USD 17.3	12.8%
4.875% Series A-3 Junior Subordinated Debentures	AIG	ISIN: XS0291642154 CUSIP: 026874BG1	EUR 306.2	15	EUR 219.9	71.8%

FOR IMMEDIATE RELEASE

Title of Security	Issuer	Security Identifier	Principal Amount Outstanding (millions)	Acceptance Priority Levels	Principal Amount Tendered (millions)	Percent of Amount Outstanding Tendered
6.820% Dollar Notes Due November 15, 2037	AIG	CUSIP: 026874CW5 026874CE5 (144A) U02687 CJ5 (Reg. S) ISIN: US026874CW57 US026874CE59 (144A) USU02687CJ55 (Reg. S)	USD 243.5	16	USD 162.6	66.8%
5.850% Medium-Term Notes, Series G, due January 16, 2018	AIG	CUSIP: 02687QDG0 ISIN: US02687QDG01	USD 2,411.0	17	USD 603.1	25.0%

*	All obligations of SunAmerica Inc. were assumed by AIG in 1999.
†	Guaranteed by AIG.

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